Exhibit 99.1

Quantum Announces CFO Transition

Provides Preliminary Third Quarter Fiscal 2023 Revenue Above High-end of Guidance

SAN JOSE, Calif. — January 10, 2023 — Quantum Corporation (NASDAQ: QMCO), a leader in providing technology solutions for organizations to more effectively manage video and other unstructured data, announced the appointment of Kenneth Gianella as its Chief Financial Officer effective January 12, 2023. Ken succeeds Mike Dodson, who will remain with the Company to assist in the transition in an advisory role until August 2023.

“I’m very pleased to add Ken to our executive team. His deep background in operational finance makes him well-suited to help lead us through the next phase of our strategic priorities, which include driving EBITDA expansion and consistent operating results in support of delivering improved value to our shareholders,” commented Jamie Lerner, Quantum’s President and Chief Executive Officer.

Lerner continued by saying, “We all owe Mike a tremendous debt of gratitude for his transformational work during his time at Quantum. Mike’s skilled leadership and oversight provided stability and financial acumen that were critical to overcoming the challenges we faced at the time he joined the Company and throughout our efforts to transition Quantum’s business model.”

Dodson said, “It has been a privilege to work alongside such a talented team for the past four years. The strategic and financial actions initiated over that time period have greatly improved the Company’s balance sheet and established a solid foundation for future growth and profitability. I believe Quantum is well positioned to achieve its goals and look forward to assisting Ken in the transition and watching the Company’s continued success.”

Gianella has extensive finance and operational experience in technology companies as a CFO, IRO, Treasurer, or as the Senior Vice President of Finance. Most recently he had been with Itron, Inc. leading Investor Relations; Mergers, Divestitures, & Acquisitions; and their Environmental, Social & Governance (ESG) strategy. Gianella joined Itron in January 2018 through the acquisition of Silver Spring Networks where he previously held various senior finance positions including interim CFO. Prior to SSNI, Gianella held various senior finance roles at Sensity Systems, Inc. and KLA-Tencor. Gianella holds a bachelor’s degree from Duquesne University and an MBA from the University of Pittsburgh’s Katz Graduate School of Business.

“I am extremely excited about the opportunity ahead for Quantum and I look forward to advancing the strategy started by Jamie, Mike, and the rest of the leadership team. I believe the Company is strongly positioned to hit its goals and I look forward to contributing to the Company’s future success and driving long term shareholder value,” said Gianella.

Third Quarter Fiscal 2023 Preliminary Results

Quantum also announced certain preliminary unaudited financial results for its third quarter of fiscal year 2023 ended December 31, 2022. Based on preliminary data, the Company expects revenue to be approximately $110 million, exceeding its original revenue guidance of $103 million, plus or minus $3 million, and earnings to be at or above guidance.

About Quantum

Quantum is a leader in providing solutions that organizations need to make video and other unstructured data smarter and more efficient. With over 40 years of innovation, Quantum’s end-to-end platform is uniquely equipped to orchestrate, protect, and enrich data, providing intelligence and actionable insights across its lifecycle. Leading organizations in cloud services, entertainment, government, research, education, transportation, and enterprise IT trust Quantum to bring their data to life. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to our expected financial results for the third quarter of fiscal year 2023; the Company’s position for future growth and profitability; the Company’s position to achieve its goals; and the Company’s strategic priorities.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: actual results for third quarter of fiscal year 2023; risks related to the need to address the many challenges facing our business; the potential impact of the COVID-19 pandemic on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; our ability to integrate the business, products, employees and other aspects of our acquisitions; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on June 8, 2022, and our Quarterly Report on Form 10-Q filed with the SEC on November 2, 2022. The Company does not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:

Shelton Group

Leanne K. Sievers | Brett L. Perry

P: 949-224-3874 | 214-272-0070

E: sheltonir@sheltongroup.com